Exhibit 99.1

NASDAQ with Borse Dubai and OMX Takes Leadership to Create a Unique Global Exchange Platform

Sep 20, 2007 (PrimeNewswire via COMTEX News Network) —

NASDAQ Increases Certainty of OMX Combination

Borse Dubai to become a 19.99 Per Cent Shareholder in NASDAQ;

Restricted to 5 Per Cent Voting Rights

Steps taken to allow DIFX to be rebranded with the NASDAQ Brand

NASDAQ to Become a Strategic Shareholder in DIFX

Borse Dubai Purchases a 28.0 Per Cent stake in LSE From NASDAQ

Analyst and Press Briefing to be Held at 10:30 a.m. CET

NEW YORK, Sept. 20, 2007 (PRIME NEWSWIRE) — Borse Dubai Limited (“Borse Dubai”) and The NASDAQ Stock Market, Inc. (Nasdaq:NDAQ) (“NASDAQ”) today announced a series of transactions that will create a global financial marketplace with a unique footprint spanning the U.S., Europe, the Middle East and strategic emerging markets.

According to Bob Greifeld, President and Chief Executive Officer of NASDAQ, “These developments herald an important step forward for NASDAQ. Taken together, these strategic actions will provide us with a footprint unlike any other exchange, creating a global exchange leader, with operations in key markets around the world. On the closing of the transactions with Borse Dubai, and completion of the proposed combination with OMX AB (publ) (“OMX”), we will have the technological infrastructure and the financial strength to serve our customers and to achieve our global ambitions.”

Commenting on today’s announcements, Essa Kazim, Chairman of Borse Dubai, said, “Our primary objective is to build a world class, growth oriented exchange out of Dubai and to become the center for capital markets activities in the emerging markets. By entering into this partnership with NASDAQ, we will benefit from NASDAQ’s world leading brand, technology and platform. In addition, this combination will establish a gateway to large pools of liquidity.”

Agreements between Borse Dubai and NASDAQ

Borse Dubai and NASDAQ have entered into agreements, each of which is subject to a number of conditions. If all the agreements, which are subject to a series of conditions, are completed pursuant to their terms:

•	Borse Dubai to become a 19.99% shareholder in NASDAQ (capped at 5 per cent voting rights)

•	NASDAQ will acquire all OMX shares to be purchased by Borse Dubai in its offer for OMX

•	NASDAQ will become a strategic shareholder and the principal commercial partner of Dubai International Financial Exchange (“DIFX”)

•	DIFX will be rebranded with the NASDAQ brand and licensed with market leading technology from the NASDAQ/OMX combination

In addition, Borse Dubai has acquired 28.0 per cent of the total issued share capital in London Stock Exchange Group PLC (“LSE”) from NASDAQ at a price of GBP 14.14 per share.

NASDAQ To Acquire All OMX Shares Purchased By Borse Dubai; Borse Dubai To Become 19.9 Per Cent NASDAQ Shareholder

Under these agreements, Borse Dubai will continue its existing offer for OMX of SEK 230 per share in cash, and NASDAQ will continue to offer SEK 11.4 billion (USD1.7 billion) and 60.6 million NASDAQ shares for OMX. Upon fulfillment of certain conditions referred to below, NASDAQ will withdraw its offer for OMX, and Borse Dubai will open its offer for acceptances. If these conditions are not met by February 15, 2008, or at an earlier date if any of the conditions cannot be met (the “Termination Date”), the agreements will terminate and be of no further effect, and both Borse Dubai and NASDAQ may pursue their respective offers independently. The Termination Date may be extended in certain circumstances.

Assuming the relevant conditions are met (or waived), NASDAQ has agreed to acquire all the OMX shares (1) already owned by Borse Dubai, (2) purchased by Borse Dubai in its offer and (3) purchased by Borse Dubai pursuant to its options in respect of OMX shares. In exchange for Borse Dubai’s shares in OMX, NASDAQ will issue to Borse Dubai approximately 60.6 million NASDAQ shares and pay approximately SEK 11.4 billion in cash, assuming Borse Dubai acquires all outstanding OMX shares. This is the same aggregate consideration included in NASDAQ’s offer for OMX announced on May 25, 2007 and implies Borse Dubai will acquire new NASDAQ shares at an indicative implied price of USD 41.01 per share (based on yesterday’s SEK/USD exchange rate of SEK 6.5922/USD). Should Borse Dubai not acquire all outstanding OMX shares, the cash portion of the consideration will be reduced pro rata at a price of SEK 230 per OMX share to reflect the actual number of OMX shares sold to NASDAQ.

Borse Dubai will retain approximately 42.6 million of the NASDAQ shares (representing approximately 19.99 per cent of the fully diluted share capital it receives, restricted to 5.0 per cent of voting rights) with the remaining approximately 18.0 million NASDAQ shares (representing approximately 8.4 per cent of the fully diluted share capital) being held in trust, with an affiliate of Borse Dubai as beneficiary, and managed by an independent trustee. These shares will eventually be sold by the trust. While in the trust, these shares will be voted by the trustee pro rata with the votes of NASDAQ’s other shareholders. Borse Dubai will be limited to a five per cent voting stake in NASDAQ, which is the maximum allowed by NASDAQ’s certificate of incorporation and bylaws.

The parties expect that the above mentioned conditions will be fulfilled in January 2008, and that Borse Dubai’s tender offer for OMX’s shares will open for acceptances at that time. Thereafter, an acceptance period of at least 20 U.S. business days will follow, on expiration of which, settlement will take place. Borse Dubai reserves the right to extend the acceptance period, as well as to postpone the settlement date. Following the first settlement, Borse Dubai will exercise the options described above. NASDAQ and Borse Dubai have agreed that, until the Termination Date, neither party will amend its respective offer.

The above described agreements are conditional upon a number of customary regulatory and shareholder approvals in both Sweden and other Nordic and Baltic jurisdictions as well as in the United States and approval by shareholders of NASDAQ.

It is contemplated that at the end of this transaction, NASDAQ and OMX will be known as The NASDAQ OMX Group, Inc.

These agreements have the unanimous support of the boards of directors of NASDAQ and Borse Dubai. NASDAQ and Borse Dubai plan to submit voluntarily the transaction for consideration by the U.S. Government.

It is envisioned that the Board of the combined company will be comprised of 16 members of which Borse Dubai will be entitled to recommend two directors and OMX four directors. Borse Dubai’s entitlement to recommend two directors is conditional on its maintaining at least 50.0 per cent of its initial investment. If its investment falls below 50.0 per cent but remains above 25.0 per cent, Borse Dubai shall be entitled to only nominate one director and shall be entitled to nominate none at less than 25.0 per cent. As part of its agreement, Borse Dubai has agreed to certain standstill provisions.

Commenting on the rationale for the combination, Mr. Greifeld said, “The combination will create the largest global network of exchanges and exchange customers linked by technology. Since our original announcement of the combination with OMX, we have become even more excited about the prospects for the combined company. The combination provides significant benefits for customers, shareholders and other stakeholders in both companies. We are pleased that our agreement with Borse Dubai allows this deal to be completed in the best fashion for our shareholders, for OMX shareholders and our collective customers around the world.”

Regarding Borse Dubai becoming a shareholder in NASDAQ, Mr. Greifeld said, “We are pleased that Borse Dubai has decided to become a shareholder in NASDAQ. This better positions New York, as well as the U.S., to successfully compete with other global financial markets and provides greater certainty around our growth plans, while reinforcing the unique status and strength of NASDAQ’s technology and trading platforms.”

The combination NASDAQ and OMX will also strengthen the OMX Nordic Exchange and the Nordic region. The combined group will have Stockholm as its European centre for market activities, the headquarters for the Nordic operations as well as global centre for technology development. The Nordic Exchange will continue to operate under the rules and regulatory authorities of each individual marketplace.

NASDAQ to become strategic shareholder in DIFX

NASDAQ and Borse Dubai also announced today that they have entered into an agreement whereby NASDAQ would become a strategic shareholder in DIFX, Dubai’s international financial exchange. As part of the investment, NASDAQ will make a financial investment as well as commit to provide DIFX with the NASDAQ brand, OMX technology and marketing resources. This investment is designed to accelerate DIFX’s growth in the region and create a world-class electronic exchange and technology platform in one of the world’s fastest growing markets.

Per Larsson, Borse Dubai’s CEO said, “This transaction is unique and innovative. It is a model for establishing a multinational network of exchanges that works well for investors, listing companies, and associated stakeholders alike. Borse Dubai is proud to be among the pioneers who put this configuration together, and we look forward to working with NASDAQ and OMX to combine branding, experience, technology, and geographic reach to make this mutual investment an example of best practices across all disciplines involved.”

Mr. Greifeld noted, “Our investment in the DIFX is an exciting step forward for NASDAQ in a high growth economic region. This investment allows us to leverage our brand and distribute the combined group’s suite of products and services through DIFX, one of the most well-developed and established marketplaces in the Middle East and North African region. We look forward to expanding our footprint in these rapidly growing emerging markets.”

Borse Dubai to acquire 28.0 per cent of LSE from NASDAQ

Separately, NASDAQ and Borse Dubai announced that Borse Dubai has agreed to purchase 28.0 per cent of the outstanding share capital of London Stock Exchange Group plc from NASDAQ at a price of GBP 14.14 per share. NASDAQ shall retain approximately 3.5 per cent of the outstanding share capital. As previously disclosed, the funds raised as a result of this share sale will be used by NASDAQ to pay down approximately USD1.0 billion of debt and intends to initiate a stock buy back. NASDAQ contemplates that this transaction will result in USD0.30 - 0.35 in additional earnings per share in 2008. NASDAQ may purchase shares from time to time in open market or private transactions, in accordance with applicable laws and regulations, and subject to market conditions and other factors. The repurchases may be commenced or suspended from time to time without prior notice.

Mr. Greifeld said that he was pleased that NASDAQ was able to divest its LSE stake to Borse Dubai “We believe the share sale of our LSE stake is in the best interests of our shareholders by unlocking the value of these shares.”

Mr. Soud ba’alawy, Vice Chairman of Borse Dubai said “We are very excited about this significant financial investment in the LSE. We are strong believers in the continued strength and success of London as a leading global financial centre, and our investment demonstrates our commitment to that continued success.”

Background

On May 25, 2007, NASDAQ and OMX announced that they had entered into a transaction agreement to combine the two companies by way of public offer. The proposed combination of NASDAQ and OMX was recommended by both Boards of Directors. On the morning of August 9, 2007, Borse Dubai announced in a press release that it was in the process of purchasing OMX shares and entering into options to purchase OMX shares in a stake-building process with certain selected investors. Borse Dubai purchased shares at SEK 230 per share representing 4.9 per cent of OMX’s total issued and outstanding shares and entered into option agreements with counterparties to purchase another 24.2 per cent of OMX’s shares. Following the acquisition of that strategic stake in OMX, the Board of Directors of Borse Dubai decided on August 17, 2007, to launch an all cash offer of SEK 230 per OMX share.

Other Information concerning the Agreements between NASDAQ and Borse Dubai

The conditions under the agreements for Borse Dubai to open its offer for OMX for acceptances include receipt of regulatory approvals, accuracy of representation and warranties, performance of covenants, approval by NASDAQ shareholders, as well as, and certain other customary conditions for agreements of these types.

The conditions for Borse Dubai to open its offer for OMX for acceptances include receipt of regulatory approvals, accuracy of representation and warranties, performance of covenants and certain other customary conditions for transactions of these types. In a joint submission, NASDAQ and Borse Dubai requested and received a ruling from the Swedish Securities Council (Sw. Aktiemarknadsnamnden) on the compliance of the agreements between NASDAQ and Borse Dubai with good practice on the Swedish stock market and with the OMX Nordic Exchange Stockholm rules on Public Offers on the Stock Market (the “Takeover Rules”). In their ruling, the Swedish Securities Council (1) found that the potential postponement of approximately one to two months, due to the new circumstances, of acceptance periods and settlement dates in Borse Dubai’s and

NASDAQ’s offers for OMX, is acceptable; (2) concluded that neither NASDAQ’s acquisition of the OMX shares from Borse Dubai after completion of Borse Dubai’s offer, Borse Dubai’s acquisition of an equity stake in LSE nor NASDAQ’s investment in DIFX, is a breach of the Takeover Rules or good practice on the Swedish stock market; (3) granted NASDAQ an exemption from the mandatory bid rule which otherwise would be applicable with respect to NASDAQ’s acquisition of the shares in OMX from Borse Dubai; (4) grants NASDAQ an extension of the time period for preparing and filing for approval of an offer document with respect to its public offer to the shareholders in OMX until January 15, 2008 and (5) granted Borse Dubai an extension of the time period for preparing and filing for approval of an offer document with respect to its public offer to the shareholders in OMX until November 1, 2007.

Further to an additional joint submission, the Swedish Securities Council has stated (AMN 2007:32) that, to the extent that the transactions mentioned herein would be consummated and NASDAQ would become the owner of less than 90 per cent of the shares in OMX, the lowest price in a potential subsequent public takeover offer from NASDAQ in order to reach the 90 per cent threshold in OMX shall correspond to the value of the consideration as per the day when a binding agreement was concluded in respect of NASDAQ’s acquisition of OMX shares from Borse Dubai (this day was 19 September 2007.)

JPMorgan and SEB Enskilda are acting as financial advisers to NASDAQ in relation to its transactions with OMX and Borse Dubai. JPMorgan and UBS Investment Bank are acting as financial advisers to NASDAQ in relation to the sale of 28.0 per cent stake in LSE to Borse Dubai. Advokatfirman Cederquist and Skadden, Arps, Slate, Meagher and Flom LLP are acting as legal advisers to NASDAQ.

Borse Dubai has retained HSBC Bank plc and ABG Sundal Collier as financial advisers and Linklaters LLP and Gibbs, Dunn & Crutcher as legal advisers in connection with the agreements.

Borse Dubai Limited was incorporated on 7 August 2007 in the Dubai International Financial Centre (“DIFC”) and is registered with the DIFC Registrar of Companies with registered number 0447. Borse Dubai Limited is 60 per cent owned by the Investment Corporation of Dubai, 20 per cent by Dubai Group LLC (a member of the Dubai Holding Group) and 20 per cent by DIFC Investments LLC. Borse Dubai’s sole business purpose is to act as a holding company for investments in stock exchanges, including the Dubai Financial Market and the Dubai International Financial Exchange. Where the context requires or permits, references in this document to Borse Dubai include its current and prospective subsidiaries other than OMX.

BD Stockholm is a wholly-owned Swedish subsidiary of Borse Dubai. BD Stockholm is a limited liability Swedish company with corporate registration number 556732-9940. The company was established on 22 May 2007 under the name Goldcup D 3097 AB and registered with the Swedish Companies Registration Office (Sw. Bolagsverket) on 2 July 2007. BD Stockholm has never conducted and at present does not conduct any business and its sole purpose is to make the Offer and take all actions to finance and complete the Offer and operate as a parent company of OMX.

NASDAQ is the largest U.S. electronic stock market. With approximately 3,200 companies, it lists more companies and, on average, its systems trade more shares per day than any other U.S. market. NASDAQ is home to companies that are leaders across all areas of business including technology, retail, communications, financial services, transportation, media and biotechnology. NASDAQ is the primary market for trading NASDAQ-listed stocks. For more information about NASDAQ, visit the NASDAQ Web site at http://www.nasdaq.com or the NASDAQ Newsroom at http://www.nasdaq.com/newsroom/.

Cautionary Note Regarding Forward-Looking Statements

Forward-looking statements relating to Borse Dubai’s offer for OMX. This press release may contain forward-looking statements. These statements as they appear throughout this press release are not guarantees of future performance and are subject to inherent risks and uncertainties. Forward-looking statements may be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “intends,” “estimates,” “projects,” “targets,” “forecasts,” “seeks,” “could,” or the negative of such terms and other variations on such terms or comparable terminology. Forward-looking statements include, but are not limited to, statements about the expected future business of Borse Dubai and its subsidiaries and OMX resulting from and following the Borse Dubai’s offer for OMX, statements about the benefits of Borse Dubai’s offer for OMX, the transactions contemplated by NASDAQ’s agreements with Bourse Dubai and OMX, the proposed business combination transaction involving NASDAQ and OMX, including estimated revenue and cost synergies, the combined group’s plans, objectives, expectations and intentions, the proposed uses of proceeds from the sale of the LSE stake and other statements that are not historical facts. These statements reflect Borse Dubai management’s current expectations based upon information currently available to them and are subject to various assumptions, as well as risks and uncertainties that may be outside of their control, including but not limited to the effect of changes in general economic conditions, the level of interest rates, fluctuations in product demand, competition, technological change, employee relations, planning and property regulations, natural disasters and the potential need for increased capital expenditure (such as resulting from increased demand, new business opportunities and deployment of new technologies). Actual results could differ materially from those expressed or implied in such forward-looking statements. Any such forward-looking statements speak only as of the date on which they are made and Borse Dubai does not undertake any obligation to update or revise any of them, whether as a result of new information, future events or otherwise.

Notice to OMX shareholders

While the Offer is being made to all holders of OMX shares, this document does not constitute an offer to purchase, sell or exchange or the solicitation of an offer to purchase, sell or exchange any securities of OMX or an offer to purchase, sell or exchange or the solicitation of an offer to purchase, sell or exchange any securities of NASDAQ in any jurisdiction in which the making of the Offer or the acceptance of any tender of shares therein would not be made in compliance with the laws of such jurisdiction. In particular, the Offer is not being made, directly or indirectly, in or into Australia, Canada, Japan or South Africa. While NASDAQ reserves the right to make the Offer in or into the United Kingdom or any other jurisdiction pursuant to applicable exceptions or following appropriate filings and prospectus or equivalent document publication by NASDAQ in such jurisdictions, pending such filings or publications and in the absence of any such exception the Offer is not made in any such jurisdiction.

Restrictions on Borse Dubai’s offer for OMX

The release, publication or distribution of this announcement in certain jurisdictions may be restricted by law or regulation and therefore persons in such jurisdictions into which this announcement is released, published or distributed must inform themselves about and observe such restrictions.

The Borse Dubai offer is not being made and this press release may not be distributed, directly or indirectly, in or into, nor will any tender of shares be accepted from or on behalf of holders in, any jurisdiction in which the making of the Borse Dubai offer, the distribution of this press release or the acceptance of any tender of shares would contravene applicable laws or regulations or require further offer documents, filings or other actions in addition to those required under Swedish law, except under applicable exemption.

The Borse Dubai offer is not being made, directly or indirectly, by use of mail or any other means or instrumentality (including, without limitation, facsimile transmission, electronic mail, telex, telephone and the internet) in or into Canada and the Borse Dubai offer will not be capable of acceptance by any such use, means, instrumentality or facility of, or from within Canada unless an exemption from the applicable securities laws and regulations of any relevant provinces of Canada is available. Any persons receiving this press release should observe these restrictions and should not mail or otherwise distribute, forward or transmit it in, into or from Canada.

Notice to OMX shareholders

While the NASDAQ offer is being made to all holders of OMX shares, this document does not constitute an offer to purchase, sell or exchange or the solicitation of an offer to purchase, sell or exchange any securities of OMX or an offer to purchase, sell or exchange or the solicitation of an offer to purchase, sell or exchange any securities of NASDAQ in any jurisdiction in which the making of the NASDAQ offer or the acceptance of any tender of shares therein would not be made in compliance with the laws of such jurisdiction. In particular, the NASDAQ offer is not being made, directly or indirectly, in or into Australia, Canada, Japan or South Africa. While NASDAQ reserves the right to make the NASDAQ offer in or into the United Kingdom or any other jurisdiction pursuant to applicable exceptions or following appropriate filings and prospectus or equivalent document publication by NASDAQ in such jurisdictions, pending such filings or publications and in the absence of any such exception the NASDAQ offer is not made in any such jurisdiction.

Additional Information About this Transaction

On August 7, 2007, NASDAQ filed with the SEC a Registration Statement on Form S-4 that includes a preliminary proxy statement of NASDAQ that also constitutes a prospectus of NASDAQ. Investors and security holders are urged to read the preliminary proxy statement/prospectus and the definitive proxy statement/prospectus when it becomes available, as well as other applicable documents regarding the proposed business combination transaction , because those documents contain, or will contain, important information. You may obtain a free copy of those documents and other related documents filed by NASDAQ with the SEC at the SEC’s website at www.sec.gov. The proxy statement/prospectus and the other documents may also be obtained for free by accessing NASDAQ’s website at http://www.nasdaq.com and OMX’s website at http://www.omxgroup.com.

NASDAQ and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from NASDAQ stockholders in respect of the transactions described in this communication. You can find information about NASDAQ’s executive officers and directors in NASDAQ’s definitive proxy statement filed with the SEC on April 20, 2007. You can obtain free copies of these documents and of the proxy statement prospectus from NASDAQ by accessing NASDAQ’s website at http://www.nasdaq.com. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

HSBC Bank plc is acting as exclusive financial adviser to Borse Dubai and no one else in connection with the matters described in this announcement and will not be responsible to anyone other than Borse Dubai for providing the protections afforded to clients of HSBC Bank plc or for providing advice in relation to the matters contained in this announcement.

Analyst and Press Briefing Information

UK: +44 (0)20 7162 0025

US: +1 334 323 6201

Sweden: +46 (0)8 5052 0110

U.S. analyst and press briefing to be held at 8:00 am EST

NDAQF

This news release was distributed by PrimeNewswire, www.primenewswire.com

SOURCE: The Nasdaq Stock Market, Inc.

Nicholas Labuschagne Dubai Holding Nicholas.Labuschagne@dubaigroup.com +971 50 4501998 Bethany Sherman NASDAQ + 212 401 8714 Bethany.sherman@nasdaq.com